Exhibit 10.10

BD

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Date:	August 13, 2021

To:	Shaun Curtis

From:	Dev Kurdikar

Subject:	SVP, Global Manufacturing and Supply Chain

Dear Shaun,

It is contemplated that within the coming months, BD will spin off Diabetes Care into a new publicly owned corporation (“NewCo”). I am pleased to confirm that effective the date of the spin-off, you will be appointed SVP, Chief Integrated Supply Chain Officer. You will report to me (NewCo CEO), and you will receive the following compensation as SVP, Global Manufacturing and Supply Chain of NewCo:

•	Base salary will be $365,000

•	Annual bonus target of 50% of annual base salary

•	Annual LTI target of $350,000

•	You will receive a 3-year cliff-vesting NewCo “Founders Grant” with a grant value equal to $350,000, delivered in the form of SARs (50%) and TVUs (50%).

Upon the Diabetes Care spin-off, BD will pay you an FY22 BD PIP award calculated based on your current BD target and prorated from the start of the fiscal year to the date of the spin-off.

All other NewCo executive compensation and governance programs and benefit plans will be established by the NewCo Board of Directors in good faith and consistent with generally accepted market practices and will apply post spin-off.

The intent of the above offer is to formalize the conditions under which you would be employed and should not be construed as a contract of employment. While it is hoped that your association with BD and with NewCo will be long lasting, the employment relationship between you and BD or NewCo is “at will.” Except as described above, nothing herein modifies any prior written agreements between you and BD.

Again, I am pleased to extend this opportunity to you. Please sign the Offer and Acceptance below.

Sincerely,

Dev Kurdikar

WW President Diabetes Care

OFFER AND ACCEPTANCE

This offer is hereby accepted as set forth on pages 1 and 2.

/s/ Shaun Curtis	August 15, 2021
Shaun Curtis	Date

Cc:	Ajay Kumar

Kristi Payne

NA Associate Service Center